Exhibit 99.1

Radiologix, Inc. Announces Resignation of Chief Executive Officer

DALLAS, Sept. 21 /PRNewswire-FirstCall/ — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced the resignation of Stephen D. Linehan from his positions as chief executive officer and director. Mr. Linehan resigned to pursue other business and personal interests.

Marvin S. Cadwell, Radiologix’s chairman of the board, will serve as interim CEO.

The Board of Directors has begun a search for a successor CEO and has engaged Highland Partners to assist in the search.

About Radiologix

Radiologix (http://www.radiologix.com ) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owned or operated 94 diagnostic imaging centers located in 13 states as of June 30, 2004.

CONTACT: Paul R. Streiber, Investor Relations of Radiologix, Inc.,

+1-214-303-2702, or paul.streiber@radiologix.com

SOURCE: Radiologix, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Radiologix’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.